UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2015

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

(Address of Principal Executive Offices)

2530 Meridian Parkway

Durham, North Carolina 27713

(Former name or former address, if changed since last report)

(919) 806-4722

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 16, 2015, EMRISE Corporation (the “Company”) issued a press release entitled “Emrise Corporation Provides Additional Update on Status of Previously Announced Plan of Dissolution” regarding the status of the Company’s previously announced voluntary Plan of Dissolution that was approved by the Company’s stockholders at a special meeting of the stockholders held on June 25, 2015. A copy of the press release is hereby furnished as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

On November 16, 2015, the Company announced that the Board of Directors of the Company approved the initial liquidation distribution in the amount of $0.75 per share payable on or about December 1, 2015 to stockholders of record as of the close of business on July 1, 2015.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company entitled “Emrise Corporation Provides Additional Update on Status of Previously Announced Plan of Dissolution,” dated November 16, 2015.*

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMRISE CORPORATION

Date: November 20, 2015	By:	/s/ Frank Russomanno
Frank Russomanno
Executive Director